Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, being a member of the board of directors of Century Aluminum Company, a Delaware corporation, hereby severally constitutes and appoints Michael A. Bless, Robert R. Nielsen and William J. Leatherberry and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead and in the capacities indicated below, with full powers to each of them to sign in his or her name and in the capacity or capacities indicated below, a Registration Statement on Form S-8 and any and all amendments (including supplements and post-effective amendments) for the purpose of registering under the Securities Act of 1933, as amended, securities issuable pursuant to the Century Aluminum 401(k) Plan.

This Power of Attorney may be executed in counterparts.

Name	Date
/s/ John P. O’Brien	September 2, 2009
John P. O’Brien
/s/ John C. Fontaine	September 2, 2009
John C. Fontaine
/s/ Jack E. Thompson	September 2, 2009
Jack E. Thompson
/s/ Peter C. Jones	September 2, 2009
Peter C. Jones
/s/ Robert E. Fishman, PhD	October 6, 2009
Robert E. Fishman, PhD
/s/ Willy R. Strothotte	October 5, 2009
Willy R. Strothotte
/s/ Jarl Berntzen	September 2, 2009
Jarl Berntzen
/s/ Catherine Z. Manning	October 12, 2009
Catherine Z. Manning